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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-2 (No. 33-63785), the Registration Statements on Form S-3 (No. 333-77907, No. 333-74625, No. 33-03761, No. 33-38723, and No. 33-44133) and the Registration Statements on Form S-8 (No. 333-77861, No. 33-8933, No. 33-14529, No. 33-30218, No. 33-59794, No. 33-13249,
No. 33-30219, No. 33-40663, No. 33-69066, No. 33-30220, No. 33-69068, No.
33-61051, No. 33-38099, No. 33-80864, No. 33-84214, No. 33-38701, and No.
33-56145) of Interleaf, Inc. of our report dated May 6, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
June 29, 1999